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                                                                    EXHIBIT 10.1

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.

                         1999 LONG TERM INCENTIVE PLAN

                   PERFORMANCE APPRECIATION RIGHTS AGREEMENT

                          DATE OF GRANT:   (Date)


         1. Grant. Pursuant to the R.J. Reynolds Tobacco Holdings, Inc. 1999 Long Term Incentive Plan (the "Plan"), R.J. Reynolds Tobacco Holdings, Inc. ("RJR") hereby grants the following Performance Appreciation Rights ("Appreciation Rights") to

                                   (Name)
                           ("YOU", OR THE "GRANTEE")

subject to the terms and conditions of the Plan and this Agreement (the "Agreement"):

                           (Number)    APPRECIATION RIGHTS

         2. Definitions. Capitalized terms have the meanings set forth in Exhibit A to this Agreement or, if not defined therein, the Plan.

         3.       Valuation.

                  (a) Each Appreciation Right represents the right to receive a cash payment from RJR in an amount (the "Payment Value") equal to the excess of the Revised Value at the time of exercise over the Initial Value. The Initial Value is $29.00. The Revised Values are set periodically pursuant to
Section 3(b) below.

                  (b) As soon as practicable after the end of each year during the Performance Period, the Committee will determine a Revised Value as of December 31 of the preceding year using Performance Measures and Valuation Formulas determined by the Committee. The Committee will set a Revised Value only once each year, so the Revised Value will remain unchanged during the year. The Committee will provide a written notice (the "Valuation Notice") setting forth the Revised Value and the Payment Value for Appreciation Rights promptly after the Committee completes each valuation.

                  (c) In general, the Payment Value for each Appreciation Right will be based on the Revised Value in effect at the time of exercise. However, for exercises within 30 days of the date the Committee makes its regular annual determination of new Revised Values pursuant to Section 3(b) above, the Payment Value for Appreciation Rights that were exercisable during the immediately preceding year will be calculated using the higher of the Revised Values in effect for the year of exercise or the Revised Values in effect for the immediately preceding year.

                  (d) In the event of a Change of Control, the Payment Value of each Appreciation Right will be not less than the excess of the Closing Price of the RJR Common Stock on the date of the Change of Control over $29.00.


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                  (e)      As a result of the spin-off distribution of RJR
Common Stock by RJR Nabisco Holdings Corp. to its stockholders, the Payment Value of each Appreciation Right shall be not less than $34.083.

         4.       Vesting.

                  Subject to Section 5 below, 33% of the Appreciation Rights will vest on each of December 31, 1999 and 2000 and 34% will vest on December 31, 2001, provided in each case that you remain actively employed by RJR or one of its subsidiaries through the date of vesting.

         5.       Rights in Event of Termination of Employment.

                  (a) Unless otherwise provided in a written employment or termination agreement between you and your Employer, no additional Appreciation Rights shall vest following your Termination of Active Employment for any reason other than a Termination of Active Employment because of death, Permanent Disability, Retirement or your involuntary termination by your Employer without Cause.

                  (b) In the event of your Termination of Active Employment because of death, Permanent Disability, Retirement or involuntary termination by your Employer without Cause, your Appreciation Rights will be vested in proportion to the ratio of (i) the number of partial or complete months of employment since January 1, 1999 to (ii) 36. For purposes of this Agreement only, the partial or complete months from January 1, 1999 to your initial date of employment shall be included in the calculation of clause (i) of this Section 5(b).

                  (c) If your employment is terminated by your Employer without Cause within two years after a Change of Control, all of your Appreciation Rights will vest immediately.

                  (d) If your employment is terminated by your Employer with Cause, all of your outstanding Appreciation Rights shall be cancelled and no longer exercisable as of your Termination of Active Employment.

                  (e) You shall be deemed to have a "Permanent Disability" if you become totally and permanently disabled (as defined in RJR's Long Term Disability Plan applicable to senior executive officers as in effect on the date hereof), or if the Board of Directors (or any committee thereof) so determines.

                  (f) "Retirement" as used herein means retirement at age 65 or over, or early retirement at age 55 or over with at least 10 years of service.

                  (g) "Termination of Active Employment" as used herein means termination from active employment; it does not mean termination of pay or benefits at the end of salary continuation (or other form of severance or pay in lieu of salary).

                  (h) If you have an employment or severance agreement, your employment shall be deemed to have been terminated for "Cause" only as such term is defined in your employment or severance agreement. If you do not have an employment


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or severance agreement which defines the term "Cause", your employment shall be deemed to have been terminated for "Cause" if the termination results from your
(i) criminal conduct, (ii) deliberate and continual refusal to perform employment duties on substantially a full time basis, (iii) deliberate and continual refusal to act in accordance with any specific lawful instructions of an authorized officer or employee more senior than you, or (iv) deliberate misconduct which could be materially damaging to your Employer or any of its business operations without a reasonable good faith belief by you that such conduct was in the best interests of your Employer. A termination of your employment shall not be deemed for Cause hereunder unless the senior personnel executive of your Employer shall confirm that any such termination is for Cause as defined hereunder. Any voluntary termination of your employment by you in anticipation of an involuntary termination of your employment for Cause shall be deemed to be a termination of your employment for Cause.

         6.       Exercise.

                  (a) You may exercise your Appreciation Rights by giving a written notice to RJR, in the manner prescribed by the Committee, which specifies the number of Appreciation Rights being exercised.

                  (b) If you do not exercise them earlier, Appreciation Rights that vest pursuant to Sections 5(b) or 5(c) above will be deemed exercised as of the date of the next regularly scheduled annual Valuation Notice. In the event of any other Termination of Active Employment within the Performance Period, vested Appreciation Rights will be deemed exercised as soon as administratively practicable following such Termination of Active Employment.

                  (c) If you do not exercise them earlier, outstanding vested Appreciation Rights will be deemed exercised as of the last day of the Performance Period.

         7.       Payment of Awards.

                  Promptly after your election to exercise Appreciation Rights is processed, RJR will pay you, in cash, an amount equal to the Payment Value unless you have elected to defer receipt of the Payment Value pursuant to the provisions of the Plan or as otherwise provided by the Committee. However, RJR may limit the frequency of the payments to one settlement date each month.

         8.       Adjustments.

                  The Committee may make an appropriate and equitable adjustment in the number and/or values of any type of Appreciation Rights if it determines that conditions warrant such adjustment. Such conditions may include, but are not limited to, changes in the economy, laws, regulations and generally accepted accounting principles, as well as corporate events such as a merger, consolidation, recapitalization, reclassification, stock split, stock dividends, spinoff or other event. Any adjustment made by the Committee shall be final and binding upon you, RJR and all other interested persons; provided, however, that the Committee may not make any such adjustments or revisions that are adverse to you without your prior written consent.


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         9.       Taxes.

                  Any taxes required by federal, state or local laws to be withheld by RJR in respect of the grant or exercise of Appreciation Rights hereunder shall be paid to RJR by you by the time such taxes are required to be paid or deposited by RJR. You hereby authorize the necessary withholding by RJR to satisfy such tax withholding obligations prior to delivery of the Payment Value.

         10.      Miscellaneous.

                  (a) Administration and Interpretation. In consideration of the Appreciation Rights granted hereunder, the Grantee specifically agrees that the Committee shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive and binding upon the Grantee, RJR and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Agreement. The Committee may delegate its interpretive authority to an officer or officers of RJR.

                  (b) Amendment. This Agreement is subject to the Plan, a copy of which is attached. The Board may amend the Plan and the Committee may amend this Agreement at any time and in any way, except that any amendment of the Plan or this Agreement that would impair your rights hereunder may not be made without your written consent.

                  (c) No Right to Employment. Neither the execution and delivery of this Agreement nor the Appreciation Rights evidenced by this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, on the part of RJR or it subsidiaries to employ you for any specific period or in any particular capacity and shall not prevent RJR or its subsidiaries from terminating your employment at any time with or without Cause (as defined in Section 5(h) of this Agreement).

                  (d) No Transfer. Except for the payments to your beneficiaries contemplated by the Plan, you may not transfer, pledge or encumber any benefit hereunder. Except as required by law, your creditors may not attach or seize any such benefit.

                  (e) Notices. Except to the extent that you receive different instructions from RJR, you should send notices concerning this Agreement and the Appreciation Rights to The Secretary, R.J. Reynolds Tobacco Holdings, Inc., P. O. Box 2866, Winston-Salem, NC 27102-2866. RJR will send any notices to your office or to your address as shown on the records of RJR or its subsidiaries.

                  (f) Application of Laws. All aspects of the Appreciation Rights evidenced by this Agreement shall be subject to all applicable laws, rules and regulations and to such approvals of any government agencies as may be required.


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                  (g)      GOVERNING LAW. THE LAWS OF THE STATE OF DELAWARE
SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAWS.

         IN WITNESS WHEREOF, R.J. Reynolds Tobacco Holdings, Inc. and the Grantee have executed this Agreement as of the Date of Grant.

                                           R.J. REYNOLDS TOBACCO HOLDINGS, INC.


                                           By:
                                               --------------------------------
                                                      Authorized Signatory


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GRANTEE

Grantee's Taxpayer Identification Number:

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Date:
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Grantee's Home Address:

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